Exhibit 99.1

Motorsport Games Reports Second Quarter 2024 Financial Results

MIAMI, Florida – August 9, 2024 — Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games” or “the Company”) today reported financial results for its second quarter ended June 30, 2024. The Company has also posted the second quarter 2024 earnings slides highlighting key milestones that occurred during and subsequent to the period, which are accessible on the Company’s investor relations website.

“We are pleased to have built upon the foundation that our successful launch of Le Mans Ultimate achieved in February 2024 in this quarter,” stated Stephen Hood, President and Chief Executive Officer of Motorsport Games. “For players, we’ve made significant improvements to the game through multiple updates and subsequently added a new revenue stream through our first paid-for downloadable content for the title, adding a second revenue stream.”

“There has also been traction this quarter and the following month of July in our constant efforts to improve the Company’s balance sheet and short-term cash needs. A settlement with INDYCAR LLC resulted in a $2.9 million liability reduction and our recent Registered Direct Offering (“RDO”) raised approximately $1 million in gross proceeds to fund business operations,” continued Hood. “Our business now boasts a promising product and development team with a significantly reduced operating expense base and detachment from historical challenges that we now believe presents an attractive opportunity to investors and potential acquirers. Given the strong customer reception to our ongoing development of the Le Mans Ultimate game, we have decided to accelerate efforts to bring this to title to games consoles and reach a larger audience.”

Second Quarter 2024 and Subsequent Business Update

●	Net income attributable to Motorsport Games Inc. of $2.4 million in Q2 2024 compared to a net loss of $8.2 million in Q2 2023, an improvement of $10.6 million.
●	Net income attributable to Class A common stock was $0.87 per share in Q2 2024, compared to a net loss per share of $3.04 in Q2 2023.
●	Executed INDYCAR Settlement Agreement and entered into new License Agreement with INDYCAR LLC in Q2 2024, resulting in a $2.5 million gain from settlement of the INDYCAR License liability.
●	Released inaugural paid downloadable content (“DLC”) pack for Le Mans Ultimate in July 2024, featuring Imola Circuit, Lamborghini SC63 LMDH and the 2024 Peugeot 9X8 LMH.
●	Raised $1.0 million in gross proceeds from an RDO transaction in July 2024.

Select Financial Highlights for the Three Months Ended June 30, 2024

Revenue for the second quarter of 2024 was $1.9 million compared to $1.7 million for the same period in the prior year, an increase of $0.2 million, or 8.2%. Gross profit was $1.1 million compared to $0.9 million for the same period in the prior year, an increase of $0.2 million, while gross profit margin increased to 59.0% from 50.2%.

Net income for the second quarter of 2024 was $2.1 million, compared to a net loss of $8.2 million for the same period in the prior year, an improvement of $10.3 million. The increase in net income is driven by a $6.9 million reduction in operating expenses related to headcount reductions, lower general and administrative expenses and no impairment of intangible assets recorded during the three months ended June 30, 2024 compared to the same prior year period. The increase in net income is also due to the recognition of a $2.5 million gain stemming from a Settlement and License Agreement with INDYCAR LLC, executed on May 17, 2024, and a gain of $0.6 million related to the Settlement Agreement with BARC (TOCA) LIMITED, the exclusive promoter of the British Touring Car Championship, signed on April 12, 2024. Furthermore, the Company recorded a $0.3 million gain from the sale on April 26, 2024 to Traxion.GG Limited of non-core assets. Net income attributable to Class A common stock was $0.87 per share for the second quarter of 2024, compared to a net loss of $3.04 for the same period in the prior year.

Adjusted EBITDA loss(1) for the second quarter of 2024 was $0.2 million, compared to an Adjusted EBITDA loss(1) of $2.7 million for the same period in the prior year. The decrease in Adjusted EBITDA loss(1) of $2.5 million was primarily due to the same factors driving the previously discussed change in net income for the second quarter of 2024 when compared to the same period in the prior year, as well as a decrease in stock-based compensation compared to the prior year period.

The following table provides a reconciliation from net income (loss) to Adjusted EBITDA (loss)(1) for the second quarter of 2024 and 2023, respectively:

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Net income (loss)	$2,087,483	$(8,200,882)
Interest expense, net	29,746	244,750
Depreciation and amortization (1)	587,160	508,874
EBITDA	2,704,389	(7,447,258)
Acquisition-related expenses	336,172	231,607
Gain from settlement of license liabilities	(3,248,000)	-
Impairment of intangible assets	-	4,004,627
Stock-based compensation	10,658	521,303
Adjusted EBITDA	$(196,781)	$(2,689,721)

(1)	Includes $522,830 and $403,969 of amortization expenses included in cost of revenues for the three months ended June 30, 2024 and 2023, respectively.

Cash Flow and Liquidity

As of June 30, 2024, the Company had cash and cash equivalents of approximately $0.5 million, which increased to $1.3 million as of July 31, 2024. The increase in cash and cash equivalents was primarily due to $0.9 million in net proceeds received from a registered direct offering transaction that closed on July 29, 2024. During the six months ended June 30, 2024, the Company had negative cash flows from operations of approximately $1.4 million, representing an average monthly net cash burn from operations of approximately $0.2 million. While it has taken measures to reduce its costs, the Company expects to continue to have a net cash outflow from operations for the foreseeable future as it continues to develop its product portfolio and invest in developing new video game titles.

Based on its cash and cash equivalents position and the average monthly cash burn, the Company does not believe it has sufficient cash on hand to fund its operations over the next year and that additional funding will be required in order to continue operations. In order to address its liquidity short fall, the Company is actively exploring several options, including, but not limited to: i) additional funding in the form of potential equity and/or debt financing arrangements or similar transactions; ii) other strategic alternatives for its business, including, but not limited to, the sale or licensing of the Company’s assets in addition to its recent sales of its NASCAR license and Traxion; and iii) further cost reduction and restructuring initiatives.

There can be no assurances that the Company will be able to secure additional liquidity through the means referenced above, nor can there be any assurances that the Company can sufficiently reduce costs and restructure its business to sufficiently lower its cash burn to sustainable levels and therefore meet its ongoing cash requirements. Further, other factors can impact the Company’s liquidity position, including, but not limited to, the Company’s level of sales and expenditures, as well as accounts receivable, sales allowances, and accrued expenses. For additional information regarding the Company’s liquidity, see the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024 to be filed with the Securities and Exchange Commission (the “SEC”).

(1)Use of Non-GAAP Financial Measures

Adjusted EBITDA (the “Non-GAAP Measure”) is not a financial measure defined by U.S. generally accepted accounting principles (“U.S. GAAP”). Reconciliations of the Non-GAAP Measure to net income (loss), its most directly comparable financial measure, calculated and presented in accordance with U.S. GAAP, are presented in the tables above.

Adjusted EBITDA, a measure used by management to assess the Company’s operating performance, is defined as EBITDA, which is net income (loss) plus interest expense, depreciation and amortization, less income tax benefit (if any), adjusted to exclude: (i) acquisition-related expenses; (ii) gain from settlement of license liabilities; (iii) impairment of intangible assets; and (iv) stock-based compensation expenses.

The Company uses the Non-GAAP Measure to manage its business and evaluate its financial performance, as Adjusted EBITDA eliminates items that affect comparability between periods that the Company believes are not representative of its core ongoing operating business. Additionally, management believes that using the Non-GAAP Measure is useful to its investors because it enhances investors’ understanding and assessment of the Company’s normalized operating performance and facilitates comparisons to prior periods and its competitors’ results (who may define Adjusted EBITDA differently).

The Non-GAAP Measure is not a recognized term under U.S. GAAP and does not purport to be an alternative to revenue, income/loss from operations, net (loss) income, or cash flows from operations or as a measure of liquidity or any other performance measure derived in accordance with U.S. GAAP. Additionally, the Non-GAAP Measure is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements, such as interest payments, tax payments, working capital requirements and debt service requirements. The Non-GAAP Measure has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for the Company’s results as reported under U.S. GAAP. Management compensates for the limitations of using the Non-GAAP Measure by using it to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than would be presented by using only measures in accordance with U.S. GAAP. Because not all companies use identical calculations, the Non-GAAP Measure may not be comparable to other similarly titled measures of other companies.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today, August 9, 2024, to discuss its financial results. The live conference call can be accessed by dialing 1-800-717-1738 or 1-646-307-1865. Alternatively, participants may access the live webcast on the Motorsport Games Investor Relations website at https://ir.motorsportgames.com under “Events.”

About Motorsport Games:

Motorsport Games is a racing game developer, publisher and esports ecosystem provider of official motorsport racing series. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to make racing games that are authentically close to reality. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including the 24 Hours of Le Mans and the FIA World Endurance Championship, recently releasing Le Mans Ultimate in Early Access. Motorsport Games also owns the industry leading rFactor 2 and KartKraft simulation platforms. rFactor 2 also serves as the official sim racing platform of Formula E, while also powering F1 Arcade through a partnership with Kindred Concepts. Motorsport Games is also an award-winning esports partner of choice for the 24 Hours of Le Mans, creating the renowned Le Mans Virtual Series. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure, and every race inspires.

For more information about Motorsport Games visit: www.motorsportgames.com.

Forward-Looking Statements

Certain statements in this press release, the related conference call and webcast which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements or information in this press release, the related conference call and webcast that are not statements or information of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning (i) improving the Company’s balance sheet and short-term cash needs; (ii) boasting a promising product and development team; (iii) the Company’s business presenting an attractive opportunity to investors and potential acquirers; (iv) having a net cash outflow from operations for the foreseeable future as the Company continues to develop its product portfolio and invest in developing new video game titles; (v) not having sufficient cash on hand to fund operations over the next year and additional funding being required in order to continue operations; (vi) additional funding in the form of potential equity and/or debt financing arrangements or similar transactions; (vii) strategic alternatives for the Company’s business, including, but not limited to, the sale or licensing of the Company’s assets in addition to its recent sales of its NASCAR license and Traxion; and (viii) further cost reduction and restructuring initiatives.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company’s control and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company’s growth plans, objectives and expectations, such as due to decreased sales of the Company’s products due to the disposition of key assets, further changes in the Company’s product roadmap, the Company’s inability to deliver new products and/or new content or features for existing products, a slower than anticipated economic recovery and/or the Company’s inability, in whole or in part, to continue to execute its business strategies and plans, such as due to less than anticipated customer acceptance of its new game titles and/or less than anticipated benefits from its future technologies, the Company experiencing difficulties or the inability to launch its games as planned, less than anticipated performance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch its games, including, without limitation, higher than expected labor costs, the Company’s inability to establish partnerships with additional service providers to come onboard to the Company’s ecosystem and, in addition to the factors set forth in (ii) through (vi) below, the Company’s continuing financial condition and ability to obtain additional debt and/or equity financing to meet its liquidity requirements, such as the going concern qualification on the Company’s annual audited financial statements posing difficulties in obtaining new financing on terms acceptable to the Company, or at all; (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new or planned products, features, events or other offerings; (iii) less than expected benefits from implementing the Company’s management strategies and/or adverse economic, market and geopolitical conditions that negatively impact industry trends, such as significant changes in the labor markets, an extended or higher than expected inflationary environment, a higher interest rate environment, tax increases impacting consumer discretionary spending and/or quantitative easing that results in higher interest rates that negatively impact consumers’ discretionary spending, or adverse developments relating to the ongoing war between Russia and Ukraine; (iv) greater than anticipated negative operating cash flows such as due to higher than expected development costs, higher interest rates and/or higher inflation, or failure to achieve the expected savings under any cost reduction and restructuring initiatives; (v) difficulties and/or delays in resolving the Company’s liquidity and capital requirements due to reasons including, without limitation, difficulties in securing funding that is on commercially acceptable terms to the Company or at all, such as the Company’s inability to complete in whole or in part any potential debt and/or equity financing transactions or similar transactions, any inability to achieve cost reductions, including, without limitation, those which the Company expects to achieve through any cost reduction and restructuring initiatives, as well as any inability to consummate one or more strategic alternatives for the Company’s business, including, but not limited to, the sale or licensing of the Company’s assets, and/or less than expected benefits resulting from any such strategic alternative; and/or (vi) difficulties, delays or the Company’s inability to successfully complete any cost reduction and restructuring initiatives, in whole or in part, which could result in less than expected operating and financial benefits from such actions, as well as delays in completing any cost reduction and restructuring initiatives, which could reduce the benefits realized from such activities; higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or less than anticipated annualized cost reductions from any cost reduction and restructuring initiatives and/or changes in the timing of realizing such cost reductions, such as due to less than anticipated liquidity to fund such activities and/or more than expected costs to achieve the expected cost reductions.

Factors other than those referred to above could also cause the Company’s results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to: (i) the Company’s ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series; (ii) the Company’s ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition; (vi) changes in consumer behavior, including as a result of general economic factors, such as increased inflation, higher energy prices and higher interest rates; (vii) the Company’s inability to protect its intellectual property; and/or (vii) local, industry and general business and economic conditions.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its Quarterly Reports on Form 10-Q filed with the SEC during 2024, as well as in its subsequent filings with the SEC. The Company anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. The Company assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company’s plans and expectations as of any subsequent date.

Website and Social Media Disclosure

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames
Instagram: msportgames
Facebook: Motorsport Games
LinkedIn: Motorsport Games

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Contacts:

Investors:

Investors@motorsportgames.com

Media:

PR@motorsportgames.com

Appendix:

The following tables provide a comparative summary of the Company’s financial results for the periods presented:

MOTORSPORT GAMES INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$1,881,653	$1,739,130	$4,910,689	$3,468,485
Cost of revenues	771,647	866,167	1,438,274	2,114,903
Gross profit	1,110,006	872,963	3,472,415	1,353,582

Operating expenses:
Sales and marketing [1]	205,549	434,788	455,935	1,053,198
Development [2]	868,745	1,787,768	1,932,102	4,184,902
Impairment of intangible assets	-	4,004,627	-	4,004,627
General and administrative [3]	1,411,826	3,154,233	3,602,092	5,933,343
Depreciation and amortization	63,138	104,854	136,862	202,208
Total operating expenses	2,549,258	9,486,270	6,126,991	15,378,278
Gain from settlement of license liabilities	3,248,000	-	3,248,000	-
Other operating income	250,000	11,563	250,000	127,660
Income (loss) from operations	2,058,748	(8,601,744)	843,424	(13,897,036)
Interest expense	(29,746)	(244,750)	(60,628)	(443,870)
Other income (loss), net	58,481	645,612	(378,711)	880,832
Net income (loss)	2,087,483	(8,200,882)	404,085	(13,460,074)
Less: Net (loss) income attributable to non-controlling interest	(288,823)	11,207	(687,530)	68,981
Net income (loss) attributable to Motorsport Games Inc.	$2,376,306	$(8,212,089)	$1,091,615	$(13,529,055)

Net income (loss) per Class A common share attributable to Motorsport Games Inc.:
Basic and Diluted	$0.87	$(3.04)	$0.40	$(5.53)

Weighted-average shares of Class A common stock outstanding:
Basic and Diluted	2,722,728	2,704,106	2,722,728	2,448,131

[1] Includes related party expenses of $0 and $0 for the three months ended June 30, 2024 and 2023, respectively, and $0 and $17,076 for the six months ended June 30, 2024 and 2023, respectively.

[2] Includes related party expenses of $0 and $15,435 for the three months ended June 30, 2024 and 2023, respectively, and $0 and $30,923 for the six months ended June 30, 2024 and 2023, respectively.

[3] Includes related party expenses of $70,055 and $89,831 for the three months ended June 30, 2024 and 2023, respectively, and $151,272 and $181,876 for the six months ended June 30, 2024 and 2023, respectively.